SCHEDULE 14A
(RULE 14A-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT


                           SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934

                           ------------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2




                          CASELLA WASTE SYSTEMS, INC.
               (Name of Registrant as Specified In Its Charter)

                                       --
            -------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:
   2) Aggregate number of securities to which transaction applies:
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   4) Proposed maximum aggregate value of transaction:
   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:
   2) Form, Schedule or Registration Statement No.:
   3) Filing Party:
   4) Date Filed:

                          CASELLA WASTE SYSTEMS, INC.
                              25 GREENS HILL LANE
                            RUTLAND, VERMONT 05701

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 14, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 14, 1998 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont (the "Meeting") for the purpose of considering and voting upon the following matters:

   1. To elect three Class I Directors for the ensuing three years;

   2. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Class A Common Stock from 30,000,000 to 100,000,000;

   3. To approve the continuation of the Company's 1997 Stock Incentive Plan and to approve an amendment to such plan, each as described herein;

   4. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the current fiscal year; and

   5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Wednesday, September 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended April 30, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.


   September 22, 1998               By Order of the Board of Directors,

                                    John W. Casella, President



     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                          CASELLA WASTE SYSTEMS, INC.
                              25 GREENS HILL LANE
                            RUTLAND, VERMONT 05701

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 14, 1998


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Casella Waste Systems, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Wednesday, October 14, 1998 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont (including any adjournments thereof, the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED APRIL 30, 1998 ("FISCAL 1998") AND THE ENCLOSED PROXY ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT SEPTEMBER 22, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR FISCAL 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF JOSEPH S. FUSCO, VICE PRESIDENT, COMMUNICATIONS, 25 GREENS HILL LANE, RUTLAND, VERMONT 05701. EXHIBITS TO SUCH FORM 10-K WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.


VOTING SECURITIES AND VOTES REQUIRED

     On September 16, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and
entitled to vote an aggregate of [         ] shares of Class A Common Stock of
the Company, $.01 par value per share (the "Class A Common Stock"), and an aggregate of 988,200 shares of Class B Common Stock of the Company, $.01 par value per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"). Each share of Class A Common Stock entitles the record holder to one vote on each of the matters to be voted upon at the Meeting and each share of Class B Common Stock entitles the record holder to ten votes on each of the matters to be voted upon at the Meeting other than the election of the Class A Director.

     The holders of a majority of the shares of the Common Stock, voting as a single class, issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting other than the election of the Class A Director. The holders of a majority of the shares of the Class A Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for purposes of the election of the Class A Director. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

     The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of the Common Stock entitled to vote at the Meeting is required for the election of directors other than the Class A Director. The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of the Class A Common Stock entitled to vote at the Meeting is required for the election of the Class A Director.
The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of the Common Stock entitled to vote at the Meeting is required for the continuation of the 1997 Stock Incentive Plan (the "Incentive Plan") and an amendment to such plan and the ratification of the selection of the Company's independent auditors for the current fiscal year ending April 30, 1999 ("fiscal 1999"). The affirmative vote of a majority of the votes represented by the shares of Common Stock that are entitled to vote at the Meeting is required for the adoption of the proposed amendment to the Company's Second Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation").

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter, but will be the equivalent of a "no" vote on a matter that requires the affirmative vote of a certain percentage of the votes entitled to be cast on a matter.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 3, 1998, regarding the beneficial ownership of shares of the Company's Common Stock by
(i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock ("5% Stockholders"), (ii) each director and director nominee of the Company, (iii) the Named Executive Officers (as defined in the Summary Compensation Table below) and (iv) the directors and executive officers of the Company as a group.



                                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                -------------------------------------------------------------------
                                                         CLASS A                    CLASS B               TOTAL
                                                      COMMON STOCK               COMMON STOCK          COMMON STOCK
                                                -------------------------   -----------------------   -------------
NAME OF BENEFICIAL OWNER(1)                        NUMBER           %         NUMBER         %              %
---------------------------------------------   ------------   ----------   ---------   -----------   -------------
John W. Casella(2) ..........................      727,316         5.56%     494,100        50.00%         24.70%
Douglas R. Casella(3) .......................      727,316         5.56%     494,100        50.00%         24.70%
James W. Bohlig(4) ..........................      470,000         3.58%          --           --           2.04%
Jerry S. Cifor(5) ...........................      166,988         1.28%          --           --              *
Gregory B. Peters ...........................       24,684            *           --           --              *
John F. Chapple III .........................      190,643         1.48%          --           --              *
Kenneth H. Mead .............................      522,127         4.04%          --           --           2.30%
Michael F. Cronin(6) ........................      775,370         6.00%          --           --           3.40%
Weston Presidio Capital II, L.P.(7) .........      775,370         6.00%          --           --           3.40%
Directors and executive officers as a group
 (8 people) (8) .............................    3,604,444        26.64%     988,200       100.00%         57.60%

------------
  *Represents less than 1% of the outstanding shares of Common Stock of the Company.

(1) Beneficial ownership is determined in accordance with rules of the Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options and/or warrants currently exercisable or exercisable within 60 days of August 3, 1998 ("Currently Exercisable Options") are deemed outstanding for computing the percentage beneficially owned by the person holding such options and/or warrants but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Includes 160,166 shares issuable pursuant to Currently Exercisable Options. Also includes 4,800 shares of Class A Common Stock held in trust for the benefit of Mr. Casella's minor children. Mr. Casella disclaims beneficial ownership of such shares. The address of Mr. Casella is c/o Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

(3) Includes 160,166 shares issuable pursuant to Currently Exercisable Options. Also includes 1,600 shares of Class A Common Stock held in trust for the benefit of Mr. Casella's minor children. Mr. Casella disclaims beneficial ownership of such shares. The address of Mr. Casella is c/o Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

(4) Includes 200,000 shares issuable pursuant to Currently Exercisable Options. Also includes 8,000 shares of Class A Common Stock held in trust for the benefit of Mr. Bohlig's minor children. Mr. Bohlig disclaims beneficial ownership of such shares.

(5) Includes 98,988 shares issuable pursuant to Currently Exercisable Options.

(6) The address of Mr. Cronin is c/o Weston Presidio Capital II, L.P., One Federal Street, Boston, MA 02110.

(7) Consists of shares held by Weston Presidio Capital II, L.P., of which Mr. Cronin is a general partner. Mr. Cronin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8) Includes 619,320 shares issuable pursuant to Currently Exercisable Options.



                       PROPOSAL 1--ELECTION OF DIRECTORS

     The Company has a staggered Board of Directors consisting of three Class I Directors, two Class II Directors and two Class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class I Directors will be elected at the Meeting for a three-year term expiring at the 2001 Annual Meeting; the Class II Directors will be elected at the 1999 Annual Meeting for a three-year term expiring at the 2002 Annual Meeting; and the Class III Directors will be elected at the 2000 Annual Meeting for a three-year term expiring at the 2003 Annual Meeting.

     The persons named in the enclosed proxy will vote to elect, as Class I Directors, Messrs. Douglas R. Casella, Michael F. Cronin and Kenneth H. Mead, the three director nominees named below, unless the proxy is marked otherwise. Messrs. Casella, Cronin and Mead are currently directors of the Company. Mr. Cronin is the designee of the holders of the Class A Common Stock.

     Each Class I director will be elected to hold office until the annual meeting of stockholders to be held in 2001 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     Set forth below are the name and age of each member of the Board of Directors, including those who are nominees for election as Class I Directors, and the position and offices held by such member, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.



                                                                        PRINCIPAL OCCUPATION, OTHER
                                              DIRECTOR           BUSINESS EXPERIENCE DURING THE PAST FIVE
                 NAME                   AGE     SINCE                  YEARS AND OTHER DIRECTORSHIPS
-------------------------------------- ----- ---------- ----------------------------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2001
(CLASS I DIRECTORS)

Douglas R. Casella                      42     1993     Mr. Casella founded the Company in 1975. He has
                                                        served as Vice Chairman of the Board of Directors of the
                                                        Company since 1993 and has been President of Casella
                                                        Waste Management, Inc. since 1975. Since 1989,
                                                        Mr. Casella has been President of Casella Construction,
                                                        Inc., a company owned by Mr. Casella and John W.
                                                        Casella which specializes in general contracting, soil
                                                        excavation and related heavy equipment work. See
                                                        "Certain Relationships and Related Transactions".
                                                        Mr. Casella is the brother of John W. Casella.

Michael F. Cronin                       44     1995     Mr. Cronin has been a general partner of Weston
                                                        Presidio Management Company, a venture capital
                                                        management firm, since 1991. Mr. Cronin is a director
                                                        of Tekni-Plex, Inc., a manufacturer of plastic products
                                                        and materials; Tweeter Home Entertainment Group,
                                                        Inc., a specialty retailer of mid to high-end audio and
                                                        video consumer electronics products; and
                                                        AAi.FosterGrant, Inc., a leading value-added
                                                        distributor of optical products, costume jewelry,
                                                        watches and other accessories.

Kenneth H. Mead                         40     1997     Mr. Mead has served since January 1997 as President of
                                                        Materials Exchange Corporation, a consulting firm. From
                                                        1986 to January 1997, Mr. Mead was the President and
                                                        principal stockholder of Superior Disposal Services, Inc.
                                                        and certain related companies, the assets of which were
                                                        acquired by the Company in January 1997.
DIRECTORS WHOSE TERMS EXPIRE IN 1999
(CLASS II DIRECTORS)

James W. Bohlig                         52     1993     Mr. Bohlig joined the Company as Senior Vice President
                                                        and Chief Operating Officer in 1993 with primary
                                                        responsibility for business development, acquisitions and
                                                        operations. From 1989 until he joined the Company,
                                                        Mr. Bohlig was Executive Vice President and Chief
                                                        Operating Officer of Russell Corporation, a general
                                                        contractor and developer based in Rutland, Vermont.
                                                        Mr. Bohlig is a director of Consumat Environmental
                                                        Systems, Inc., a designer and manufacturer of
                                                        incineration and pollution control equipment.

                                                                        PRINCIPAL OCCUPATION, OTHER
                                              DIRECTOR           BUSINESS EXPERIENCE DURING THE PAST FIVE
                 NAME                  AGE      SINCE                  YEARS AND OTHER DIRECTORSHIPS
-------------------------------------- ----- ---------- ----------------------------------------------------------
Gregory B. Peters                       52     1993     Mr. Peters has been a general partner of Vermont
                                                        Venture Capital Partners, L.P., (a venture capital
                                                        management company) the General Partner of The
                                                        Vermont Venture Capital Fund, L.P.; a general partner
                                                        of North Atlantic Capital Partners, L.P. (a venture
                                                        capital management company), the General Partner of
                                                        North Atlantic Venture Fund II, L.P.; and a general
                                                        partner of North Atlantic Investors (a venture capital
                                                        management company), the General Partner of North
                                                        Atlantic Venture Fund II L.P.
DIRECTORS WHOSE TERMS EXPIRE IN 2000
(CLASS III DIRECTORS)

John W. Casella                         47     1993     Mr. Casella has served as President, Chief Executive
                                                        Officer and Chairman of the Board of Directors of the
                                                        Company since 1993, and has been Chairman of the
                                                        Board of Directors of Casella Waste Management, Inc.
                                                        since 1977. Mr. Casella has actively supervised all
                                                        aspects of Company operations since 1976, sets overall
                                                        corporate policies, and serves as chief strategic planner
                                                        of corporate development. Mr. Casella is also an
                                                        executive officer and director of Casella Construction,
                                                        Inc., a company owned by Mr. Casella and Douglas R.
                                                        Casella which specializes in general contracting, soil
                                                        excavation and related heavy equipment work. See
                                                        "Certain Relationships and Related Transactions".
                                                        Mr. Casella is the brother of Douglas R. Casella.

John F. Chapple III                     57     1994     From August 1989 to July 1994, Mr. Chapple was
                                                        President and owner of Catamount Waste Services,
                                                        Inc., a central Vermont hauling and landfill operation,
                                                        which was purchased by the Company in May 1994.
                                                        Mr. Chapple has been retired since 1995.

     See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management" for certain information concerning the Company's directors, including those who are nominees for election as Class I Directors.

     The holders of Class A Common Stock, voting separately as a class, will at all times be entitled to elect at least one director. Mr. Michael F. Cronin is the designee of the holders of Class A Common Stock.

     Messrs. James W. Bohlig, John W. Casella, Douglas R. Casella, John F. Chapple III, Michael F. Cronin and Gregory B. Peters were elected to the Board of Directors pursuant to the terms of an agreement by and between the Company and certain stockholders. The agreement terminated upon completion of the Company's initial public offering in November 1997.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors met eight times (including by telephone conference) during fiscal 1998. All directors other than Mr. Douglas R. Casella attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served. Mr. Douglas Casella attended five of the eight meetings of the Board of Directors.

     The Board of Directors has established a Compensation Committee. The Compensation Committee, which consists of Messrs. John W. Casella, Michael F. Cronin and Gregory B. Peters, reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the Company, and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company. The Compensation Committee held one meeting during fiscal 1998. The Stock Plan Subcommittee of the Compensation Committee (the "Stock Plan Subcommittee"), which consists of Messrs. Cronin and Peters, administers the issuance of stock options and other awards under the Company's stock option plans to the Company's executive officers and approves the compensation of Mr. John W. Casella. The Stock Plan Subcommittee held one meeting during fiscal 1998.

     The Board of Directors has also established an Audit Committee. The Audit Committee, which consists of Messrs. John F. Chapple III, Michael F. Cronin and Gregory B. Peters, reviews the professional services provided by the Company's independent auditors, the independence of such auditors from management of the Company, the annual financial statements of the Company and the Company's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The Audit Committee held one meeting during fiscal 1998.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.


COMPENSATION OF DIRECTORS

     The Company reimburses non-employee directors for expenses incurred in attending Board of Directors meetings. Non-employee directors of the Company receive stock options under the Company's 1997 Non-Employee Director Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides that each person who first becomes a non-employee director after November 3, 1997, the closing of the Company's initial public offering, will receive an automatic grant of a non-statutory stock option to purchase 5,000 shares of Class A Common Stock upon his or her initial election to the Board of Directors (vesting in three equal installments on each of the three anniversaries following the date of grant). In addition, an option to purchase 2,000 shares of Class A Common Stock will be granted to each incumbent non-employee director on the date of each annual meeting of stockholders (other than a director who was initially elected to the Board of Directors at any such annual meeting of stockholders) beginning with the Meeting (vesting in three equal annual installments beginning on the first anniversary of the date of grant). Options granted under the Directors' Plan expire ten years from the date of grant. The option price for options granted under the Directors' Plan is equal to the fair market value of a share of Class A Common Stock as of the date of grant. The Company has reserved a total of 50,000 shares of Class A Common Stock for issuance under the Directors' Plan, all of which are currently available for future grant.

     The Company has also entered into or engaged in certain transactions with directors of the Company or affiliates of directors of the Company. See "Certain Relationships and Related Transactions".


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Company's Board of Directors are Messrs. John W. Casella, Michael F. Cronin and Gregory B. Peters. The current members of the Stock Plan Subcommittee of the Company's Board of Directors are Messrs. Cronin and Peters. Mr. Casella has served as President and Chief Executive Officer of the Company since 1993.

     In connection with the sale by the Company of its Series D Convertible Preferred Stock in December 1995, the Company entered into a Management Services Agreement with BCI Growth III, L.P., North Atlantic Venture Fund, L.P. and The Vermont Venture Capital Fund, L.P., which were stockholders of the Company. Under the Management Services Agreement, the Company agreed to pay a management fee of approximately $22,300 per month in consideration of certain advisory services provided by such stockholders to the Company. Gregory B. Peters, a director of the Company, is affiliated with North Atlantic Venture Fund, L.P. and The Vermont Venture Capital Fund, L.P. This agreement was terminated and the accrued management fee was paid upon the closing of the Company's initial public offering in November 1997.

     The Company has from time to time engaged Casella Construction, Inc., a company owned by John and Douglas Casella, to provide construction services for the Company, including construction, closure and capping activities at the Company's landfills. In fiscal 1998, the Company paid Casella Construction, Inc. $4,202,200.

     The Company is a party to two real estate leases with Casella Associates, a Vermont partnership owned by John and Douglas Casella, relating to facilities occupied by the Company. The leases, relating to the Company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, call for aggregate monthly payments of approximately $18,000 and expire in April 2003. These leases have been classified by the Company as capital leases for financial reporting purposes. In addition, the Company leases furniture and fixtures from Casella Associates pursuant to an operating lease which bears rent at $950 per month and expires in 1999. In fiscal 1998, the Company paid Casella Associates an aggregate of $244,500 for such leases. In November 1997, the lease relating to the Company's corporate headquarters in Rutland, Vermont was amended to allow the Company to upgrade and make capital improvements to the premises at an estimated cost of $500,000 to be paid by the Company. Casella Associates was granted the option to purchase such capital improvements by December 31, 2002, and if it does not elect to exercise such option the Company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

     The Company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John and Douglas Casella which operated as a single-purpose real estate holding company. The Company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 1998, the Company paid $3,019 pursuant to this arrangement.

     In connection with the settlement of certain litigation naming the Company, four of its subsidiaries, Messrs. James W. Bohlig and John W. and Douglas R. Casella and one unrelated person as defendants, the Company paid an aggregate of $450,000 plus approximately $200,000 in legal expenses incurred by the defendants. The lawsuit was brought derivatively in the name of Meridian, a Vermont corporation engaged in alternative energy project development which has been inactive since 1993, of which Messrs. Bohlig and John Casella were officers, directors and stockholders, as well as individually in the names of the plaintiffs, who were also stockholders of Meridian. In response to the lawsuit, in an effort to expedite adjudication, a majority of Meridian's directors, including Messrs. Bohlig and John Casella, voted to place Meridian into bankruptcy, and Meridian filed a petition under Chapter 7 of the Federal Bankruptcy Code ("Chapter 7"). The lawsuit was subsequently removed to the United States Bankruptcy Court for the District of Vermont. On July 14, 1997, the bankruptcy court approved the settlement. Messrs. Bohlig and John Casella were officers and directors of Meridian at the time Meridian filed the petition under Chapter 7.

     On or about October 30, 1997, Mr. Matthew M. Freeman commenced a civil lawsuit against the Company and Messrs. Bohlig and John Casella in the Rutland Superior Court, Rutland County, State of Vermont. In the complaint, Mr. Freeman seeks compensation for services allegedly performed by him prior to 1995. Mr. Freeman is seeking a three percent equity interest in the Company or the monetary equivalent thereof, as well as punitive damages. The Company and Messrs. Bohlig and Casella have answered the complaint, denied Mr. Freeman's allegations of wrongdoing, and asserted various defenses. In order to facilitate the completion of the Company's initial public offering, certain stockholders of the Company, including the two officers named as defendants, agreed to indemnify the Company for any settlement by the Company or any award against the Company in excess of $350,000 (but not including legal fees paid by or on behalf of the Company or any other party). The Company has agreed to indemnify Messrs. Bohlig and Casella for legal fees incurred by them in connection with the lawsuit, plus settlements or awards up to $350,000 in the aggregate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that, during fiscal 1998, all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act other than the filing of a Form 3 by Mr. James
M. Hiltner in connection with his appointment as a Regional Vice President of the Company, which was filed late.


EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth for each of the last two fiscal years the cash compensation paid and the shares underlying options granted to (i) the Company's Chief Executive Officer, and (ii) each of the other executive officers who received annual compensation in excess of $100,000 during fiscal 1998 (collectively, the "Named Executive Officers").


                          SUMMARY COMPENSATION TABLE



                                                                LONG-TERM COMPENSATION
                                       ------------------------------------------------------------------------
                                        ANNUAL COMPENSATION                        AWARDS
                                       ---------------------- -------------------------------------------------
                                                                                   SECURITIES
                               FISCAL                           OTHER ANNUAL       UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS     COMPENSATION    OPTIONS/SARS (#)   COMPENSATION
----------------------------- -------- ----------- ---------- ---------------- ------------------ -------------
John W. Casella .............  1998     $156,965    $50,000   $14,279(1)                --           $  500(2)
 President, Chief Executive    1997     $136,141    $45,000   $22,755(1)            20,000           $  985(2)
 Officer and Chairman
James W. Bohlig .............  1998     $146,591    $50,000        --                                    --
 Senior Vice President and     1997     $126,538    $45,000        --               30,000               --
 Chief Operating Officer
Jerry S. Cifor ..............  1998     $126,235    $42,000        --                                $  500(2)
 Vice President and Chief      1997     $107,692    $38,000        --               16,000           $  838(2)
 Financial Officer

------------
(1) Consists of life insurance premiums paid by the Company on behalf of the Named Executive Officer.

(2) Consists of amount paid by the Company to the Named Executive Officer's account in the Company's 401(k) plan.

     STOCK OPTIONS

     No stock options to purchase shares of the Company's Class A Common Stock were granted to any of the Named Executive Officers of the Company during fiscal 1998.

 FISCAL YEAR-END OPTION VALUES

     The following table sets forth information for each of the Named Executive Officers concerning options to purchase Class A Common Stock exercised by the Named Executive Officers during fiscal 1998 and the number and value of options outstanding as of fiscal year ended 1998.


                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                       AND FISCAL YEAR-END OPTION VALUES



                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES        VALUE    OPTIONS AT APRIL 30, 1998 (#)    AT APRIL 30, 1998 ($)(2)
                              ACQUIRED ON    REALIZED  ----------------------------- -----------------------------
            NAME             EXERCISE (#)     ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------- -------------- ----------- ------------- --------------- ------------- --------------
John W. Casella ...........         --            --   148,334             6,666      $4,324,402      $124,173
 President, Chief Executive
 Officer and Chairman
James W. Bohlig ...........         --            --   300,000            10,000      $8,918,850      $186,250
 Senior Vice President and
 Chief Operating Officer
Jerry S. Cifor ............     20,000      $308,000   106,667             5,333      $3,077,792      $ 99,327
 Vice President and
 Chief Financial Officer

------------
(1) Based on the closing price of the Class A Common Stock as reported on the Nasdaq National Market on the date of exercise less the option exercise price.

(2) These values have been calculated on the basis of the last sale price of the Company's Class A Common Stock on the Nasdaq National Market as of April 30, 1998 of $31.125 per share, less the aggregate exercise price.

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the Company, and approves the salaries and other benefits of the executive officers of the Company. In addition, the Compensation Committee consults with the Company's management regarding pension and other benefit plans and compensation policies and practices of the Company.

     The Compensation Committee, including its Stock Plan Subcommittee, seeks to achieve three broad goals in connection with the Company's executive compensation program. First, the Compensation Committee seeks to reward executives for the achievement of business objectives of the Company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of the Company's Class A Common Stock. Finally, the Compensation Committee structures its executive compensation program so as to enable it to attract and retain key executives.

     To achieve these objectives, the compensation program for the Company's executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in the Company's stock option plans.

     In determining base salaries for the executive officers, the Compensation Committee evaluates the executive's experience, historical salary level and the responsibilities of the specific executive position. In addition, the Compensation Committee assesses the Company's financial and operational performance for the prior fiscal year and the competitiveness of the Company's executive compensation program and executive compensation packages of comparable companies. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and forecasts. Base salaries are generally set at or somewhat below competitive levels, with the result that the Company relies on cash bonuses and longer term incentive compensation to motivate its executive officers to perform to the full extent of their abilities.

     The Compensation Committee also considers the payment of cash bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of Company financial and operational performance for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining Company objectives and the Company's overall growth.

     The executive officers are also eligible to receive stock options under the Company's stock option plans. The Compensation Committee believes that it is to the Company's advantage to increase the interest of the executives in the Company's welfare, as such employees share the primary responsibility for the management and growth of the Company. In addition, the Compensation Committee believes that, because new option grants are set at fair market value, such grants have the effect of "re-setting" the executive's price targets for the Company's Class A Common Stock. Moreover, the Company's stock option plans provide a significant non-cash form of compensation, which is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel without negatively impacting cash flow. The Stock Plan Subcommittee administers the issuance of stock options and other awards under the Company's stock option plans to the executive officers. See "Report of the Stock Plan Subcommittee on Executive Compensation".


     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of
Section 162(m). Based on the compensation awarded to the Chief Executive Officer and the other Named Executive Officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. Incentive stock-based awards previously granted by the Company generally qualify as a performance-based compensation pursuant to the "grandfather" provision of Section 162(m). The Company is seeking approval of the continuation of the Incentive Plan and the amendment to the Incentive Plan in order to ensure the federal tax deductibility of incentive stock-based awards granted under that plan. If stockholders do not vote to approve the continuation of the Incentive Plan and the amendment, the Incentive Plan will not be continued and the amendment will not be effective.


                                    COMPENSATION COMMITTEE


                                    John W. Casella
                                    Michael F. Cronin
                                    Gregory B. Peters



     REPORT OF THE STOCK PLAN SUBCOMMITTEE ON EXECUTIVE COMPENSATION

     The Stock Plan Subcommittee of the Compensation Committee administers the issuance of stock options and other awards under the Company's stock option plans to the Company's executive officers and approves the compensation of Mr. John W. Casella.

     The use of stock options is a significant element of the compensation packages of the Company's executive officers. The timing of new grants depends upon a number of factors, including the executives' current stock and option holdings and such other factors as the Stock Plan Subcommittee deems relevant. In fiscal 1998, the Stock Plan

Subcommittee did not grant stock options to the Named Executive Officers. When recommending the grant of stock options, it has been the policy of the Stock Plan Subcommittee to recommend that the exercise price of such options be equal to the fair market value of a share of Class A Common Stock as of the date of grant.

     The compensation of the Chief Executive Officer is based upon the same elements and measures of performance as is the compensation for the Company's other executive officers. In its determination to approve a cash bonus to Mr. John W. Casella of $50,000, the Stock Plan Subcommittee specifically considered the successful consummation of the Company's public securities offerings and acquisitions in the prior fiscal year.


                                    STOCK PLAN SUBCOMMITTEE


                                    Michael F. Cronin
                                    Gregory B. Peters


     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the sale by the Company of its Series D Convertible Preferred Stock in December 1995, the Company entered into a Management Services Agreement with BCI Growth III, L.P., North Atlantic Venture Fund, L.P. and Vermont Venture Capital Fund, L.P., which were stockholders of the Company. Under the Management Services Agreement, the Company agreed to pay a management fee of approximately $22,300 per month in consideration of certain advisory services provided by such stockholders to the Company. This agreement was terminated and the accrued management fee was paid upon the closing of the Company's initial public offering in November 1997. Gregory B. Peters, a director of the Company, is affiliated with North Atlantic Venture Fund, L.P. and The Vermont Venture Capital Fund, L.P.

     The Company has from time to time engaged Casella Construction, Inc., a company owned by John and Douglas Casella, to provide construction services for the Company, including construction, closure and capping activities at the Company's landfills. In fiscal 1998, the Company paid Casella Construction, Inc. $4,202,200.

     The Company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John and Douglas Casella, relating to facilities occupied by the Company. The leases, relating to the Company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, call for aggregate monthly payments of approximately $18,000 and expire in April 2003. These leases have been classified by the Company as capital leases for financial reporting purposes. In addition, the Company leases furniture and fixtures from Casella Associates pursuant to an operating lease which bears rent at $950 per month and expires in 1999. In fiscal 1998, the Company paid Casella Associates an aggregate of $244,500 for such leases. In November 1997, the lease relating to the Company's corporate headquarters in Rutland, Vermont was amended to allow the Company to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by the Company. Casella Associates was granted the option to purchase such capital improvements by December 31, 2002, and if it does not elect to exercise such option the Company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

     The Company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John and Douglas Casella which operated as a single-purpose real estate holding company. The Company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 1998, the Company paid $3,019 pursuant to this arrangement.

     In connection with the settlement of certain litigation naming the Company, four of its subsidiaries, Messrs. James W. Bohlig and John W. and Douglas R. Casella and one unrelated person as defendants, the Company paid an aggregate of $450,000 plus approximately $200,000 in legal expenses incurred by the defendants. The lawsuit was brought derivatively in the name of Meridian, a Vermont corporation which has been inactive since 1993, of which Messrs. Bohlig and John Casella were officers, directors and stockholders, as well as individually in the names of the plaintiffs, who were also stockholders of Meridian. In response to the lawsuit, in an effort to expedite adjudication, a majority of Meridian's directors, including Messrs. Bohlig and John Casella, voted to place Meridian into bankruptcy, and Meridian filed a petition under Chapter 7. The lawsuit was subsequently removed to the United States Bankruptcy Court for the District of Vermont. On July 14, 1997, the bankruptcy court approved the settlement. Messrs. Bohlig and John Casella were officers and directors of Meridian at the time Meridian filed the petition under Chapter 7.

     On or about October 30, 1997, Mr. Matthew M. Freeman commenced a civil lawsuit against the Company and Messrs. James W. Bohlig and John W. Casella in the Rutland Superior Court, Rutland County, State of Vermont. In the complaint, Mr. Freeman seeks compensation for services allegedly performed by him prior to 1995. Mr. Freeman is seeking a three percent equity interest in the Company or the monetary equivalent thereof, as well as punitive damages. The Company and Messrs. Bohlig and Casella have answered the complaint, denied Mr. Freeman's allegations of wrongdoing, and asserted various defenses. In order to facilitate the completion of the Company's initial public offering, certain stockholders of the Company, including the two officers named as defendants, agreed to indemnify the Company for any settlement by the Company or any award against the Company in excess of $350,000 (but not including legal fees paid by or on behalf of the Company or any other party). The Company has agreed to indemnify Messrs. Bohlig and Casella for legal fees incurred by them in connection with the lawsuit, plus settlements or awards up to $350,000 in the aggregate.

     In connection with and at the time of the Company's acquisition of the business of Catamount Waste Services, Inc., the Company entered into a lease in June 1994 with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the Company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the Company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the Company pays monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Following the fifth anniversary of the lease agreement, the Company is required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 1998, the Company paid CV Landfill, Inc. $96,894.

     As part of the acquisition by the Company of the assets of Superior Disposal Service, Inc., Kerkim, Inc. and related companies in January 1997, the Company engaged Kenneth H. Mead, the sole stockholder of such companies, as a consultant for a five-year period ending in 2002. Upon such acquisition, Mr. Mead became a director of the Company. The consulting agreement, which also contains a non-competition covenant, provides that the Company will pay Mr. Mead (i) a fee for acquisitions of collection businesses made by the Company with Mr. Mead's active assistance within a defined geographic area, in an amount equal to one month's net revenue of any such acquired business; (ii) a fee of $500,000 for the acquisition by the Company with Mr. Mead's active assistance of any enumerated landfill within a defined geographic area; and
(iii) a fee, in consideration of Mr. Mead's non-competition covenant, of $600,000 paid in installments of $200,000 on each of the first and second anniversaries of the date of the agreement and $100,000 on each of the third and fourth anniversaries. For fiscal 1998, the Company paid Mr. Mead an aggregate of $201,871, pursuant to this agreement.

STOCK PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative stockholder return on the Class A Common Stock of the Company for the period from October 29, 1997 (the first day of trading of the Company's Class A Common Stock) through April 30, 1998 with the cumulative total return on (i) the Nasdaq Composite Index and (ii) the Company's Industry Peer Group on the Nasdaq National Market (the "Industry Peer Group"). This graph assumes the investment of $100 in the Company's Class A Common Stock (at the initial public offering price), the Nasdaq Composite Index and the Industry Peer Group on October 29, 1997 and assumes dividends are reinvested.



[REPRESENTATION OF LINE GRAPH]


                                         October 29, 1997     April 30, 1998
                                        ------------------   ---------------
        Casella Waste Systems, Inc.          $ 100.00           $ 141.573
        Nasdaq Composite Index               $ 100.00           $ 116.575
        Industry Peer Group(1)               $ 100.00           $ 115.641

------------
     (1) The selected peer group is comprised of securities of the following companies: American Disposal Services, Inc., Eastern Environmental Services, Inc., Superior Services, Inc. and Waste Industries, Inc.

               PROPOSAL 2--APPROVAL OF AMENDMENT TO THE RESTATED
                  CERTIFICATE OF INCORPORATION OF THE COMPANY

     By resolution adopted on August 13, 1998, the Company's Board of Directors proposed the adoption of an amendment to the Company's Restated Certificate of Incorporation pursuant to which the number of authorized shares of Class A Common Stock would be increased from 30,000,000 to 100,000,000, and the Board of Directors directed that the proposed amendment be submitted for approval by the stockholders at the Meeting.

     Of the 30,000,000 currently authorized shares of Class A Common Stock, as of August 14, 1998, 12,912,049 shares were issued and outstanding. In addition, as of August 14, 1998, the Company had reserved 988,200 shares of Class A Common Stock for issuance upon conversion of the Class B Common Stock, and approximately 3,877,727 shares of Class A Common Stock for issuance under the Company's stock purchase and stock option plans and a nonstatutory stock option agreement, upon exercise of certain warrants issued by the Company and upon the expiration of a certain escrow period. In addition, the Company has an effective Registration Statement on Form S-1 on file with the Commission registering 2,000,000 shares of the Company's Class A Common Stock for issuance from time to time as payment of the purchase price for one or more acquisitions of companies, businesses or assets complementary to the Company's existing business. Holders of the Common Stock of the Company have no preemptive rights with respect to any shares which may be issued in the future.

     Although currently authorized shares are sufficient to meet all known present requirements, the Board of Directors believes that it is desirable that the Company have the flexibility to issue additional shares of Class A Common Stock without further stockholder action. In particular, the availability of additional shares of Class A Common Stock will enhance the Company's flexibility in connection with possible future actions such as stock dividends, stock splits, financings, employee benefit programs, corporate mergers, or other corporate purposes.

     Authorized shares of Class A Common Stock in excess of shares outstanding also could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Class A Common Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of the acquiror. The Board of Directors has no current intention to use the additional shares of Class A Common Stock to impede a takeover attempt. The Board of Directors will determine whether, when and on what terms the issuance of shares of Class A Common Stock may be warranted in connection with any of the foregoing purposes.

     If the proposed amendment to the Restated Certificate of Incorporation is adopted, all or any of the authorized shares of Class A Common Stock may be issued in the future for such corporate purposes and such consideration as the Board of Directors deems advisable from time to time, without further action by the stockholders of the Company and without first offering such shares to the stockholders for subscription.


       ADOPTION OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
                                BY STOCKHOLDERS

     The affirmative vote of a majority of the votes represented by the shares of Common Stock that are entitled to vote at the Meeting is required for adoption of the proposed amendment to the Restated Certificate of Incorporation. If the proposed amendment is adopted by the stockholders, it will become effective upon filing and recording a Certificate of Amendment as required by the Delaware General Corporation Law.


                      BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors believes the amendment to the Restated Certificate of Incorporation is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

             PROPOSAL 3--APPROVAL OF CONTINUATION OF AND AMENDMENT
                TO THE 1997 STOCK INCENTIVE PLAN OF THE COMPANY

     By resolution adopted on August 13, 1998, the Company's Board of Directors proposed the adoption of an amendment to the Company's 1997 Stock Incentive Plan (the "Incentive Plan") pursuant to which the number of authorized shares of Class A Common Stock subject to purchase under the Incentive Plan would be increased by 1,000,000 shares, to the sum of 2,308,500 shares of Class A Common Stock, plus such additional number of shares of Class A Common Stock (up to 1,019,635 shares) as are currently subject to options granted under the Company's 1993 Incentive Stock Option Plan, 1994 Non-statutory Stock Option Plan and 1996 Stock Option Plan (the "Terminated Plans") which are not actually issued under the Terminated Plans because such options expire or otherwise result in shares not being issued. The Board of Directors directed that the proposed amendment be submitted for approval by the stockholders at the Meeting.

     The Incentive Plan, as proposed to be amended, has been designed so that options granted under the plan will qualify as performance-based compensation and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Internal Revenue Code. However, in order to qualify as performance-based compensation, and thereby ensure the availability of Federal tax deductions in connection with restricted stock awards or on the exercise of non-statutory options granted under the Incentive Plan, stockholder approval of the amendment and continuance of the Incentive Plan at the Meeting is required. If the stockholders do not vote to continue the Incentive Plan, the Company will not grant any further options or make any further awards of restricted stock under the Incentive Plan and the plan will terminate. However, options issued prior to the date of termination will not be affected.


                      BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors believes the continuation and amendment of the Incentive Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.


SUMMARY OF THE INCENTIVE PLAN

     The Incentive Plan was initially adopted by the Company's Board of Directors in July 1997 and approved by its stockholders in September 1997, and will terminate in July 2007, unless earlier terminated in accordance with the terms of the Incentive Plan.

     The Incentive Plan permits the Company to grant incentive stock options, non-statutory options, restricted stock awards and other stock-based awards, including the grant of shares based on certain conditions, the grant of securities convertible into Class A Common Stock and the grant of stock appreciation rights (collectively, "Awards"). Awards consisting of stock options may not be granted at an exercise price which is less than 100% of the fair market value of the Class A Common Stock on the date of grant and may not be granted for a term in excess of ten years. Subject to adjustment in the event of stock splits and other similar events, awards may currently (prior to the proposed amendment) be made under the Incentive Plan for up to the sum of 1,308,500 shares of Class A Common Stock, plus such additional number of shares of Class A Common Stock (up to 1,019,635 shares) as are currently subject to options granted under the Terminated Plans but which are not actually issued under the Terminated Plans because such options expire or otherwise result in shares not being issued.

     Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive Awards under the Incentive Plan. The maximum number of shares with respect to which Awards may be granted to any participant under the Incentive Plan may not exceed 200,000 shares of Class A Common Stock per calendar year.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors, provided that the Stock Plan Subcommittee administers the issuance of awards to the Company's executive officers. The Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan. The Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Class A Common Stock covered by options and the dates upon which such options become exercisable; (ii) the exercise price of options (which, in the case of incentive stock options, may not be less than 100% of fair market value on the date of grant or, in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock, may not be less than 110% of fair market value on the date of grant); (iii) the duration of options (which, in the case of incentive stock options, may not exceed ten years or, in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock, may not exceed five years); and (iv) the number of shares of Class A Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board of Directors is required to make appropriate adjustments in connection with the Incentive Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the Incentive Plan), outstanding Awards will be assumed unless the acquiring or succeeding corporation does not agree to assume such options, in which case the Board of Directors shall accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or provide for a cash-out of the value of any outstanding options. If any Award expires or is terminated, surrendered, cancelled or forfeited, the unused shares of Class A Common Stock covered by such Award will again be available for grant under the Incentive Plan.

     As of August 14, 1998, options to purchase a total of 1,061,000 shares of Class A Common Stock were outstanding under the Incentive Plan and no restricted stock awards had been made under the plan. As of August 14, 1998, the Company had 1,140 full-time employees, all of whom were eligible to participate in the plan. Through August 14, 1998, under the Incentive Plan, John W. Casella, the Chief Executive Officer, had received 90,000 options, James W. Bohlig, the Chief Operating Officer, had received 150,000 options and Jerry S. Cifor, the Chief Financial Officer, had received 110,000 options. As a group, the Named Executive Officers had received an aggregate of 350,000 options through August 14, 1998. As of such date, all current executive officers had received an aggregate of 555,000 options under the Incentive Plan. Mr. Douglas R. Casella, a director nominee, received an aggregate of 90,000 options as of August 14, 1998. As a group, all employees, excluding the Named Executive Officers, received an aggregate of 484,000 options through August 14, 1998. The number of individuals receiving stock options or restricted stock awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future option or award recipients or the amounts to be allocated to such individuals. On August 19, 1998, the fair market value of the Class A Common Stock, as reported on the Nasdaq National Market, was $29.625.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material United States federal income tax consequences that generally will arise with respect to options and awards granted under the Incentive Plan and with respect to the sale of Class A Common Stock acquired under the Incentive Plan. While accurate, the following summary does not purport to be a complete description of federal tax aspects of the Incentive Plan.


     INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Class A Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option however, may, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     NON-STATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Class A Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     RESTRICTED STOCK AWARDS

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Class A Common Stock at the time the award is granted and the purchase price paid for the Class A Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Class A Common Stock at the time of such lapse and the original purchase price paid for the Class A Common Stock. The participant will have a tax basis in the Class A Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Class A Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Class A Common Stock and the participant's tax basis in the Class A Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a
Section 83(b) Election is made.

     TAX CONSEQUENCES TO THE COMPANY

     The grant of an award under the Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Class A Common Stock acquired under the Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Incentive Plan, including as a result of the exercise of a non-statutory stock option, a Disqualifying Disposition or a Section 83(b) Election.

       PROPOSAL 4--RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen LLP as auditors of the Company for fiscal 1999, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as auditors for fiscal 1998, is expected to be present at the Meeting, to respond to appropriate questions, and to make a statement if he or she so desires.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 25, 1999 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

     The persons named in the enclosed proxy will have discretionary authority to vote on any matter proposed by a stockholder for consideration at the Meeting that is not included in this Proxy Statement and on any matter proposed by a stockholder for consideration at the 1999 Annual Meeting that is not included in the proxy statement for such meeting if the Company has not received notice of such proposal by August 10, 1999.


                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.



     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

     STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.



September 22, 1998                       By Order of the Board of Directors,

                                          John W. Casella, President

                                  APPENDIX 1


              1997 Stock Incentive Plan, as amended and restated.

                          CASELLA WASTE SYSTEMS, INC.


                             AMENDED AND RESTATED
                           1997 STOCK INCENTIVE PLAN


                               TABLE OF CONTENTS



1. Purpose .........................................   1
2. Eligibility .....................................   1
3. Administration, Delegation ......................   1
4. Stock Available for Awards ......................   1
5. Stock Options ...................................   2
6. Restricted Stock ................................   3
7. Other Stock-Based Awards ........................   3
8. General Provisions Applicable to Awards .........   3
9. Miscellaneous ...................................   5

                          CASELLA WASTE SYSTEMS, INC.


                             AMENDED AND RESTATED
                           1997 STOCK INCENTIVE PLAN


1. PURPOSE

     The purpose of this Amended and Restated 1997 Stock Incentive Plan (the "Plan") of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Casella Waste Systems, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").


2. ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".


3. ADMINISTRATION, DELEGATION

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Class A Common Stock, $.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.


4. STOCK AVAILABLE FOR AWARDS

     (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to such number of shares of Common Stock as is equal to the sum of (i) 2,308,500 shares of Common Stock, plus (ii) such additional number of shares of Common Stock as is equal to the aggregate number of shares available subject to Awards granted under the Company's 1993 Incentive Stock Option Plan, 1994 Nonstatutory Stock Option Plan and

1996 Stock Option Plan which are not actually issued because such awards expire or otherwise result in shares not being issued. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and
Section 8(e)(1) also applies to any event, Section 8(e)(1) shall be applicable to such event, and this Section 4(c) shall not be applicable.


5. STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that no Options will be granted at an exercise price which is below the fair market value of the Common Stock covered thereby.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no option shall be exercisable more than ten years after the date of grant thereof.

     (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

     (1) in cash or by check, payable to the order of the Company;

     (2) except as the Board may otherwise provide in an Option Agreement, (i) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (ii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

     (3) to the extent permitted by the Board and explicitly provided in an Option Agreement (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) by payment of such other lawful consideration as the Board may determine; or

     (4) any combination of the above permitted forms of payment.


6. RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.


7. OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.


8. GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

   (e) Acquisition Events

     (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; provided, however, that in the event the acquiring or succeeding corporation does not agree to assume all such Options or other Awards, the Board shall take any one or more of the following actions with respect to then outstanding Options or other Awards not so assumed: (i) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (ii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iii) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (iv) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

     An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

     (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.


9. MISCELLANEOUS

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board (the "Effective Date"), but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent Section 162(m) requires stockholder approval. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.


                                         Initially Adopted by the Board of
                                         Directors on July 31, 1997 and, as
                                         Amended and Restated, on August 13,
                                         1998


                                         Initially Approved by the Stockholders
                                         on September 29, 1997 and, as Amended
                                         and Restated, on October [  ], 1998

                                  APPENDIX 2


                                 Form of Proxy

                                  DETACH HERE


PROXY                       CASELLA WASTE SYSTEMS, INC.                    PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 14, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received notice of the meeting and the Proxy Statement therefor and revoking all prior proxies, hereby appoint(s) John W. Casella, James W. Bohig and Jerry S. Cifor, and each of them acting singly (with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Casella Waste Systems, Inc. (the "Company") to be held on Wednesday, October 14, 1998 and any adjourned session thereof, and there to vote and act as indicated, upon the matters on the reverse side in respect of all shares of Class A and Class B Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

--------------------------------------------------------------------------------
                 PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

--------------------------------------         ---------------------------------

--------------------------------------         ---------------------------------

--------------------------------------         ---------------------------------

                                  DETACH HERE
--------------------------------------------------------------------------------

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

Mark box at right if an address change or comment has been noted on      [ ]
the reverse side of this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.


1. To elect the following persons as Class I Directors for the ensuing three years:

                                          For All          With-      For All
                                          Nominees         hold        Except
   Douglas R. Casella                       [ ]             [ ]         [ ]
   Michael F. Cronin
   Kenneth H. Mead

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

                                            For           Against      Abstain
2. To approve an amendment to the Company's [ ]             [ ]          [ ]
   Second Amended and Restated Certificate
   of Incorporation.

3. To approve the continuation of the       [ ]             [ ]          [ ]
   Company's 1997 Stock Incentive Plan
   and to approve an amendment to such
   plan.

4. To ratify the selection of Arthur        [ ]             [ ]          [ ]
   Andersen LLP as independent auditors
   of the Company for the current
   fiscal year.

IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

Stockholder(s) sign here _______________________ Date ________________